Exhibit 99.1

HOMOLOGY MEDICINES, INC. ONE PATRIOTS PARK BEDFORD, MA 01730 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on [TBD], 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FIXX2024SM You may attend the Special Meeting via the Internet and vote during the Special Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on [TBD], 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V26825-S77999 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. HOMOLOGY MEDICINES, INC. The Board of Directors recommends you vote FOR the following proposals: 1. To approve the issuance of shares of common stock of Homology to stockholders of Q32 Bio Inc., or Q32, pursuant to the terms of the Agreement and For Against Abstain Plan of Merger, dated as of November 16, 2023, by and among Homology, Q32, and Kenobi Merger Sub, Inc., a direct, wholly owned subsidiary of Homology, or Merger Sub, pursuant to which Merger Sub will merge with and into Q32, with Q32 surviving as a wholly owned subsidiary of Homology, and the surviving corporation of the merger, or the Merger, and the change of control resulting from the Merger, or the Stock Issuance Proposal; ! ! ! 2. To approve an amendment to the Restated Certificate of Incorporation of Homology to increase the number of authorized shares of Homology common ! ! ! stock to 400,000,000, subject to the Homology board of directors’ authority to abandon such amendment, or the Authorized Share Increase Proposal; 3. To approve an amendment to the Restated Certificate of Incorporation of Homology to effect a reverse stock split of Homology’s issued and outstanding common stock at a ratio ranging from any whole number between 1-for-10 and 1-for-30, as determined by the Homology board of directors in its ! ! ! discretion subject to the Homology board of directors’ authority to abandon such amendment, or the Reverse Stock Split Proposal; 4. To approve on an advisory, non-binding basis certain compensation arrangements for Homology’s named executive officers in connection with the ! ! ! Merger, or the Merger Compensation Proposal; 5. To approve the 2024 Stock Option and Incentive Plan; ! ! ! 6. To approve the 2024 Employee Stock Purchase Plan; and ! ! ! 7. To consider and vote upon an adjournment of the Homology Special Meeting of Stockholders, if necessary, to solicit additional proxies if there are not ! ! ! sufficient votes in favor of the Stock Issuance Proposal, the Authorized Share Increase Proposal and the Reverse Stock Split Proposal, or the Adjournment Proposal. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. HOMOLOGY MEDICINES, INC. Special Meeting of Stockholders [TBD], 2024 [TBD] Eastern Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Paul Alloway, Ph.D. and Charles Michaud, Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of HOMOLOGY MEDICINES, INC. that the undersigned stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held via the internet at www.virtualshareholdermeeting.com/FIXX2024SM on [TBD], 2024, at [TBD] Eastern Time, or any continuation, adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side